Exhibit 10.19

Certain information has been excluded from this agreement (indicated by “[***]”) because Bally's Chicago, Inc. has determined such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

LEASE MODIFICATION AND SHORT TERM LICENSE AGREEMENT

This Lease Modification and Short Term License Agreement (the “Agreement”) is entered into effective as of March 31, 2023 (the “Effective Date”) by and between the Chicago Tribune Company, LLC (“Tribune”) and Bally’s Chicago Operating Company, LLC (“Bally’s”) (collectively, Bally’s and Tribune may be referred to collectively as the “Parties” and each as a “Party”) as follows:

RECITALS:

A.            IL-Freedom Center, LLC, as Landlord and Tribune as Tenant, entered into the Lease dated as of July 1, 2013 (the “Original Lease”). IL-777 West Chicago Avenue, LLC (“IL-777”) subsequently became the successor in interest as Landlord under the Original Lease. The Original Lease was amended, including by that certain (i) Omnibus Lease Amendment dated as of December 1, 2013 (the “First Amendment”), and (ii) Second Amendment to Lease dated as of August 1, 2014 (the “Second Amendment”; the Original Lease as amended by the First Amendment and Second Amendment is referred to herein as the “Lease”), pursuant to which Tribune (i) currently leases certain real property and improvements having an address located at 777 West Chicago Avenue, Chicago, IL 60610, as such leased property is more particularly depicted as the “Premises” on Exhibit A attached hereto and incorporated herein (the “Premises”) and (ii) currently licenses certain “Licensed Area” depicted on Exhibit A (the “Original Licensed Area”) pursuant to the terms of Section 40 of the Lease. Capitalized terms used but not defined herein shall have the meaning and effect ascribed to them in the Lease.

B.             Tribune Publishing Company, LLC (the “Guarantor”) has guaranteed certain obligations of Tribune as stated in the Lease.

C.            IL-777 and Bally’s entered into that certain Assignment and Assumption of Contracts, Lease and Parking License dated November 18, 2022, which states that IL-777 has assigned to Bally's, and that Bally's has assumed from IL-777, all of IL-777’s right, title and interest in and to the Lease (the “Assignment and Assumption Agreement”).

D.            IL-777 conveyed fee simple title to the real property that includes the Premises and the Original Licensed Area to BACHIL001 LLC, a Delaware limited liability company (“Oak Street”) pursuant to the terms of that certain Special Warranty Deed recorded in the Cook County, Illinois Property Records on December 14, 2022 as Instrument Number 2234825027.

E.            Oak Street, as ground lessor, and Bally’s, as ground lessee, entered into that certain Ground Lease dated November 18, 2022, pursuant to which Oak Street ground leases to Bally’s certain real property that includes the Premises and the Original Licensed Area (the “Ground Lease”), which Ground Lease is subject to the terms of the Lease.

F.            In Section 22.8 of the Ground Lease, Oak Street acknowledges and agrees with Bally’s, among other things, that (i) Bally’s is the “Landlord” under the Lease and (ii) Bally’s shall have all rights of the “Landlord” under the Lease, including, without limitation, the authority to terminate the Lease from time to time without Oak Street’s consent.

G.            On June 7, 2022, pursuant to Section 17 of the Lease, Tribune exercised its first of two Extension Options to extend the Term of the Lease for an additional ten (10) year period (the first “Extension Term”) by delivering its Election Notice to the then-landlord, IL-777. A dispute arose between Tribune and IL-777 as to the Fair Market Rent for the first Extension Term under Section 17.5 of the Lease (collectively, the “Fair Market Rent Dispute”). The Fair Market Rent Dispute has been submitted to arbitration pursuant to Section 17.5(a)(ii) of the Lease (the “Arbitration”), and Bally’s was supplanted as Claimant by the arbitrator (replacing IL-777). By agreement of Bally’s and Tribune, Jules H. Marling IV is serving as the Appraiser in the Arbitration.

H.            Pursuant to the terms of Article 41 of the Lease, Landlord under the Lease has the right to exercise the Relocation Option (as such term is defined in the Lease), pursuant to which, if effected, Landlord can cause, pursuant to certain conditions, contingencies, obligations, and duties, Tribune to relocate from the Premises to new premises. Upon receiving an effective and valid Relocation Notice, Tribune has certain rights pursuant to the terms of Article 41 of the Lease, including but not limited to the right to elect to terminate the Lease or select an Alternative Premises.

I.             On January 23, 2023, Bally’s submitted to Tribune a document titled Notice of Landlord’s Intent to Exercise the Relocation Option and citing Article 41 of the Lease (“Relocation Notice”). To date, Tribune has raised multiple disputes and issues with respect to said document, including challenging its validity and effectiveness on multiple bases (collectively, the “Relocation Dispute”).

J.             Prior to the Effective Date, the Parties have had a variety of disputes (including, without limitation, the Fair Market Rent Dispute and the Relocation Dispute) that they desire to resolve pursuant to the terms of this Agreement. The Parties desire to resolve any and all disputes that they may have with respect to the Lease pursuant to the express terms of this Agreement.

K.            Pursuant to the express terms set forth in this Agreement, Bally’s and Tribune hereby desire to (i) irrevocably terminate the Lease effective as of 11:59 P.M. Central Time on July 3, 2024, (ii) contemporaneously enter into a license agreement for the Premises and the Original Licensed Area for a license period commencing immediately upon the termination of the Lease and continuing through 11:59 P.M. Central Time July 5, 2024, for Tribune to use the Licensed Areas (as such term is hereinafter defined) for the purposes of the Permitted Use, (iii) have Bally’s pay to Tribune one hundred fifty million and no/100ths dollars ($150,000,000.00) in consideration of Tribune’s entering into this Agreement, (iv) release the Guarantor from its liabilities and obligations under the Lease, (v) resolve any and all outstanding disputes between the Parties, including, without limitation, the Fair Market Rent Dispute and the Relocation Dispute, and (vi) implement such other amendments, revisions and agreements upon the terms more particularly hereinafter set forth.

NOW THEREFORE, for good, material, sufficient, and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and without any Party admitting any liability of any kind, the Parties agree as follows:

AGREEMENT:

1.            Defined Terms; Recitals. All capitalized terms used in this Agreement (including, without limitation, in the foregoing recitals) but not otherwise defined herein shall have the same meanings as set forth in the Lease. The foregoing Recitals are hereby incorporated herein by reference.

2.	Bally’s as Landlord.

2.1           The Parties hereby expressly agree and acknowledge (and Bally’s expressly represents to Tribune) that Bally’s is the “Landlord” under the Lease. All references in the Lease to the term “Landlord” shall mean Bally’s.

2.2           Bally’s agrees to indemnify and hold harmless Tribune from any and all claims, awards, liabilities, obligations, damages, penalties, costs, losses, liabilities, awards, judgments, and/or expenses (including reasonable attorneys’ fees), whether found in tort or contract (or otherwise), against Tribune arising out of or relating to any claim, allegation, judgment, ruling, finding, determination, decision, or award that either (i) Bally’s is not the Landlord under the Lease, or (ii) Oak Street (or any other entity or person) is the Landlord under the Lease.

3.	Payments and Security

3.1.          Payments. Bally’s shall pay or cause to be paid to Tribune the total amount of one hundred fifty million and no/100ths dollars ($150,000,000.00) (the “Payment”), which shall be paid according to the following schedule:

(a)            Deposit. Bally’s shall pay or cause to be paid to Tribune the sum of ten million and no/100ths dollars ($10,000,000.00) (the “Payment Deposit”) on or before the Effective Date. Upon receipt of the Payment Deposit by Tribune, the counterpart copies of this Agreement duly executed by each of Bally’s, Tribune and Oak Street then being held in trust by counsel for each of Bally’s and Tribune shall be deemed fully released without the need for any further action or authorization.

(b)            First Installment; Second Installment. On July 5, 2023, (i) the Payment Deposit shall be deemed irrevocably released and paid to Tribune without any further action by either Party (hereinafter, the “First Installment”), and (ii) Bally’s shall pay or cause to be paid to Tribune the amount of ninety million and no/100ths dollars ($90,000,000.00) (the “Second Installment”). If Tribune has not received the Second Installment by 1:00 P.M. Eastern Time on July 5, 2023 (the “Second Installment Deadline”), Tribune shall be entitled to immediately draw on the Second Installment Letter of Credit. If, however, Tribune has timely received the Second Installment by the Second Installment Deadline, Tribune shall not draw on the Second Installment Letter of Credit and instead shall immediately return to Bally’s the Second Installment Letter of Credit.

(c)            Third Installment. If Tribune has sent the Vacancy Letter (hereinafter defined) on or before the License Expiration Time (hereinafter defined), then on the date that Tribune sends the Vacancy Letter (hereinafter, the “Exit Date”), Tribune shall be entitled to, and Bally’s shall pay or cause to be paid to Tribune, the amount of fifty million and no/100ths dollars ($50,000,000.00) (the “Third Installment”). If Tribune has sent the Vacancy Letter on or before the License Expiration Time but has not received the Third Installment by 1:00 P.M. Eastern Time on the business day following the Exit Date (the “Third Installment Deadline”), Tribune shall be entitled to immediately draw on the Third Installment Letter of Credit. If, however, Tribune has timely received the Third Installment by the Third Installment Deadline, Tribune shall not draw on the Third Installment Letter of Credit and instead shall immediately return to Bally’s the Third Installment Letter of Credit.

The Payment Deposit, the Second Installment and the Third Installment shall each be timely made and effected by wire transfer to the following account:

Bank Name:	[***]
Address:	[***]
Account Name:	[***]
Account Number:	[***]
Routing Number:	[***]
Swift Code:	[***]

3.2.          Security. As soon as reasonably possible after the Effective Date, Bally’s shall deliver, or cause to be delivered, to Tribune (i) an original standby, unconditional, irrevocable and non-transferrable letter of credit, in the amount of ninety million and no/100ths dollars ($90,000,000.00), substantially in the form attached hereto as Exhibit B-1 (the “Second Installment Letter of Credit”), and (ii) an original standby, unconditional, irrevocable and non-transferrable letter of credit, in the amount of fifty million and no/100ths dollars ($50,000,000.00), substantially in the form attached hereto as Exhibit B-2 (the “Third Installment Letter of Credit”, and together with the Second Installment Letter of Credit, the “Letters of Credit”). Bally’s shall deliver or cause to be delivered to Tribune both (i) the original Second Installment Letter of Credit and (ii) the original Third Installment Letter of Credit no later than April 18, 2023 (the “LoC Delivery Date”). In the event that Bally’s fails to deliver or cause to be delivered to Tribune those original Letters of Credit by the LoC Delivery Date, then during the period commencing on the LoC Delivery Date and continuing until the date that the Letters of Credit are actually delivered to Tribune, neither Bally’s nor any Bally’s Parties (hereinafter defined) shall have any right to access any portion of the Premises or the Original Licensed Area.

4.	Lease Amendment and Modifications; Lease Termination Date.

4.1.          Lease Termination Date. The Parties hereto agree that the Lease shall terminate at 11:59 p.m. Central Time on July 3, 2024 (the “Lease Termination Date”); provided, however, Tribune shall have the continued right to occupy the Premises and Original Licensed Area until the License Expiration Time pursuant to the Short Term License (hereinafter defined).

4.2.          Term. The definition of “Term” as stated in Section 1.32 of the Lease is hereby deleted in its entirety and replaced with the following: “Term” shall mean the term of the Lease commencing on the Lease Date and ending at 11:59 p.m. Central Time on July 3, 2024.

4.3           Rent.   Subject to any obligation to pay taxes as required by Section 4.5 below, Tribune shall have no obligation to pay to Bally’s any monies, including but not limited to any rent, Net Rent, Additional Rent, Impositions, security, property insurance or otherwise, including under or relating to Section 4 and/or 5 of the Lease, that accrue or become due or are for or related to any period after March 31, 2023. The Parties agree and acknowledge that Tribune has timely paid to the appropriate party all Net Rent, together with all other amounts due or payable under the Lease by Tribune, accruing on or prior to March 31, 2023. In the event that Tribune has paid, and Bally’s has received, the payment of Net Rent for the month of April 2023, Bally’s agrees to promptly reimburse Tribune for such payment (or offset such amount paid against any amounts that Tribune owes to Bally’s pursuant to the terms of Section 4.5 below). Sections 4 and 5 of the Lease are amended to waive, disclaim and release Tribune from any requirement or obligation to make any payment of any kind under Sections 4 and/or 5 of the Lease. The last payment of any amounts pursuant to Sections 4 and/or 5 of the Lease shall be for the Net Rent payment for March 2023, which the Parties acknowledge and agree was timely made by Tribune in accordance with the requirements of the Lease. Tribune shall have no obligations to pay any security or deposit of any kind.

4.4           Insurance.   Notwithstanding anything contained in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall limit and/or terminate Tribune’s obligation to carry those insurance coverages required by Sections 10.1.2, 10.1.3, 10.1.4, 10.1.5, 10.1.6, and 10.1.7 of the Lease, which coverages must be maintained by Tribune through the Lease Termination Date as well as through the License Expiration Time under the Short Term License. Moreover, notwithstanding anything contained herein to the contrary, the following provisions contained in Section 10 of the Lease shall continue to apply through the Lease Termination Date and the License Expiration Time under the Short Term License: Section 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7. For the avoidance of doubt, if any of the Bally’s Parties’ (hereinafter defined) activities or actions at or on the Property require any additional insurance policies and/or increased coverage limits, all such additional insurance policies and/or increased coverage limits shall be obtained by Bally’s at its sole cost and expense and Tribune shall have no obligation to increase its coverage limits and/or obtain additional insurance policies by reason of any action or activity by the Bally’s Parties at the Property.

4.5           Impositions.   Notwithstanding anything contained in this Agreement to the contrary, Bally’s and Tribune hereby agree that the real estate taxes levied against the Property shall be prorated on a cash basis as of the Effective Date as follows: (A) Tribune shall be responsible for real estate taxes accruing to or for the period prior to the Effective Date, and (B) Bally’s shall be responsible for real estate taxes accruing to or for the period from and after the Effective Date. The real estate taxes shall be prorated on a per diem basis based upon 105% of the 2021 real property tax bills for the Property paid during calendar year 2022, which proration shall be final and shall not be subject to recalculation and/or readjustment. For the avoidance of doubt, Tribune shall have no responsibility to pay and shall have no liability (and Bally’s shall have all liability and shall indemnify Tribune) with respect to (i) real property taxes attributable to or for the time period from and after the Effective Date, and (ii) any increase in real property taxes, or any rollback or similar taxes, that are retroactively levied against or imposed with respect to any period prior to the Effective Date. The Parties agree to calculate the proration amounts promptly following the Effective Date and Tribune shall pay its prorated share within five (5) business days after demand therefor by Bally’s. Any amounts not paid by Tribune to Bally’s shall be offset against any other amounts owed by Bally’s to Tribune (including, without limitation the return of any prepaid April 2023 rent and/or against the payment of the Second Installment.

4.6           Surrender of Premises.

4.6.1    Notwithstanding anything to the contrary stated herein, Section 7 of the Lease or any other provision of the Lease, Tribune shall have the right but not the obligation to remove any Equipment, Material Alteration, apparatus, fixtures, improvements, machinery, utility systems, personal property, any property owned by Bally’s, and/or any other property of any kind or nature from the Premises at any time prior to the License Expiration Time, including property that is permanently affixed or built into the Premises (and whether or not such removal causes or will cause damage, including structural damage, to any part of the Premises).

4.6.2    Tribune shall have no obligation to Bally’s or any other person to make any repairs (including but not limited to Structural Repairs) or pay for any damages, including without limitation any repairs necessitated by or damages caused, directly or indirectly, by the removal of any property from the Premises or by or as a result of any Major Alteration or otherwise. Notwithstanding the foregoing, except as set forth below, the Parties acknowledge and agree that Bally’s shall have no obligation to perform any repairs (including but not limited to Structural Repairs) to the Premises resulting from any such removal, Major Alteration or other actions by Tribune. Moreover, to the extent that Tribune’s failure to make any repairs (including but not limited to Structural Repairs) to the Premises results in Tribune losing and/or impairing its certificate of occupancy, or should the City of Chicago or any other governmental agency issue any citations, fines or penalties on account of any repairs not performed at the Premises or the Original Licensed Area, the Parties agree and acknowledge that, unless the loss of the certificate of occupancy or the citations, fines or penalties arise out of the affirmative acts of the Bally’s Parties, (i) Bally’s shall have no liability with respect thereto and (ii) Tribune shall be fully responsible for complying with any such citations, fines or penalties, including the payment of any such citations, fines and/or penalties issued by any such governmental entity. Bally’s shall be fully and solely responsible for resolving and/or complying with any citations, fines or penalties, including the payment of any such citations, fines and/or penalties issued by any governmental entity that arise out of the affirmative acts of the Bally’s Parties, including any of their actions on or at the Property. For the avoidance of doubt, if any portion of the Property is damaged by the Bally’s Parties in a manner that disrupts or impairs Tribune's ability to use the Premises or Original Licensed Area for the Permitted Use, then Bally's shall be responsible for promptly repairing such damage at its sole cost and expense.

4.6.3    Tribune shall have no obligation to Bally’s or any other person arising from or relating to any property, including but not limited to any Equipment, or Material Alterations, not removed from the Premises (including but not limited to any rent, repair, moving or storage costs or otherwise). The Parties agree that any Equipment, Material Alterations and/or other personal property that remain on the Property following the License Expiration Time (or the sending of the Vacancy Letter) shall be deemed abandoned by Tribune, and Bally’s may thereafter remove any and all of Tribune’s Equipment, Material Alterations and personal property from the Property, at Bally’s sole cost and expense, but without any liability therefor to Bally’s from Tribune or any creditors of Tribune. For clarity, the sending of the Vacancy Letter in itself constitutes the vacation and unconditional and irrevocable surrender of the Premises and Original Licensed Area by Tribune, notwithstanding any other circumstance, event, act or omission, including but not limited to the presence of any Equipment, Material Alterations, personal property or any other property or equipment of Tribune or any other party located at the Property after the Exit Date or License Expiration Time.

4.6.4    Without limiting the modification of other terms of the Lease pursuant to or as a result of this Agreement, Sections 7.2, 7.3, 7.4, and 7.5 of the Lease are hereby deleted.

4.7           Miscellaneous Lease Amendments. The Parties hereto hereby agree that the following provisions of the Lease are hereby deleted in their entirety: Section 17 (Tenant’s Option to Extend); Section 20.2.1 (Underground Storage Tanks); Section 20.6 (Indemnification); Section 32.12 (Financial Statements); and Section 42 (Services for Freedom Center North).

4.8           Relocation Notice. In response to Landlord’s submission to Tribune of the Relocation Notice (as defined above) in furtherance of the exercise of the Relocation Option and the ensuing related disputes, Tribune has agreed and elected, for the financial and other consideration provided herein, to enter into this Agreement and be bound by the terms hereof. Further, Bally’s agrees that the Relocation Notice is hereby withdrawn, cancelled and of no force or effect. Moreover, Bally’s hereby waives any right to exercise the Relocation Option any time prior to July 2, 2024 and Bally’s agrees to not send any Relocation Notice prior to July 2, 2024.

4.9           Guaranty. Any guaranty of the Lease, along with any duties or obligations of Guarantor, are hereby extinguished, terminated and of no force or effect.

5.	Termination of Lease and Grant of License

5.1.          Termination of Lease. Bally’s and Tribune hereby agree that on the Lease Termination Date, Tribune’s leasehold estate in the Premises shall, without any action by any Party, automatically terminate for all purposes.

5.2          Grant of License. For the period commencing immediately and instantly upon the Lease Termination Date (without any lapse of time or intervening time) without any action by any Party and continuing through 11:59 p.m. Central Time on July 5, 2024 (the “License Expiration Time”), subject to the provisions of this Agreement, Tribune, as “Licensee” agrees to license from Bally’s, as “Licensor”, and Bally’s as “Licensor” agrees to grant to Tribune as “Licensee” (i) AN IRREVOCABLE SHORT TERM FORTY-EIGHT (48) HOUR EXCLUSIVE LICENSE TO THE PREMISES (the “Licensed Premises”), and (ii) AN IRREVOCABLE SHORT TERM FORTY-EIGHT (48) HOUR NON-EXCLUSIVE LICENSE TO THE ORIGINAL LICENSED AREA (clause (i) and (ii) are collectively referred to as, the “Short Term License”). The Licensed Premises and the Original Licensed Area are collectively referred to herein as the “Licensed Areas”. Tribune’s Short Term License shall be on the same terms and conditions as are set forth in the Lease (as modified by this Agreement), except that (X) all references to “Premises” therein shall be to the “Licensed Premises”, (Y) all references to “Landlord” shall be to “Licensor”, and (Z) and all references to “Tenant” therein shall be to “Licensee”. For the avoidance of doubt, Tribune shall have no obligation to pay any Rent, Additional Rent or Impositions during the term of the Short Term License.

BALLY’S AGREES THAT NOTWITHSTANDING ANY ACTUAL OR ALLEGED BREACH OF THE LEASE OR SHORT TERM LICENSE, COMMENCING AS OF THE EFFECTIVE DATE, AND CONTINUING UNTIL THE LICENSE EXPIRATION TIME, BALLY'S HEREBY WAIVES ANY RIGHT OR REMEDY TO REVOKE OR TERMINATE THE SHORT TERM LICENSE PRIOR TO THE LICENSE EXPIRATION TIME, OR TO OTHERWISE EXCLUDE OR SEEK TO EXCLUDE TRIBUNE FROM OR LOCK TRIBUNE OUT OF THE PREMISES, THE LICENSED PREMISES OR ORIGINAL LICENSED AREA, OR TO OTHERWISE INTERRUPT OR IMPEDE TRIBUNE’S OPERATIONS UPON OR OCCUPANCY OF THE PREMISES, THE LICENSED PREMISES AND/OR USE OF THE ORIGINAL LICENSED AREAS, IN EACH CASE, AT ANY TIME PRIOR TO THE LICENSE EXPIRATION TIME; PROVIDED, HOWEVER, THAT THE FORGOING WAIVERS IN THIS PARAGRAPH BY BALLY’S SHALL IN NO EVENT APPLY IN THE EVENT OF, OR FOLLOWING THE OCCURRENCE OF, ANY WILLFUL MISCONDUCT BY TRIBUNE OR ANY INTENTIONAL OR WILLFUL BREACHES OF THE LEASE OR SHORT TERM LICENSE AGREEMENT BY TRIBUNE.

TRIBUNE AND BALLY’S FULLY AGREE AND ACKNOWLEDGE THAT THE SHORT TERM LICENSE SHALL AUTOMATICALLY TERMINATE AND BE REVOKED AS OF THE LICENSE EXPIRATION TIME. THE PARTIES AGREE AND ACKNOWLEDGE THAT THERE SHALL BE NO EXTENSIONS TO THE LICENSE EXPIRATION TIME.

NOTWITHSTANDING ANYTHING CONTAINED IN THE LEASE OR THIS AGREEMENT TO THE CONTRARY, AND FOR THE AVOIDANCE OF DOUBT, TRIBUNE VOLUNTARILY AND KNOWINGLY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) THE SHORT TERM LICENSE PROVIDED IN THIS SECTION 5.2 IS NOT INTENDED TO CREATE (AND DOES NOT CREATE) A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF TRIBUNE, BUT MERELY CREATES A LICENSE PURSUANT AND SUBJECT TO THE EXPRESS TERMS HEREOF, WHICH LICENSE SHALL AUTOMATICALLY TERMINATE ON ITS TERMS AS OF THE LICENSE EXPIRATION TIME WITH NO ACTION REQUIRED BY ANY PARTY, AND (B) TRIBUNE SHALL HAVE NO FURTHER EXTENSION OR RENEWAL RIGHTS THAT WOULD PERMIT TRIBUNE’S OCCUPANCY, USE OR ACCESS TO THE PREMISES AT ANY TIME FROM AFTER THE LICENSE EXPIRATION TIME.

COMMENCING ON JULY 6, 2024, TRIBUNE AGREES AND ACKNOWLEDGES THAT BALLY’S SHALL HAVE THE RIGHT TO (I) IMMEDIATELY PREVENT, RESTRICT AND WHOLLY DENY TRIBUNE AND ANY OF TRIBUNE’S EMPLOYEES, AGENTS OR REPRESENTATIVES FROM ACCESSING ANY PORTION OF THE LICENSED PREMISES AND ORIGINAL LICENSED AREA, (II) REMOVE ANY AND ALL OF TRIBUNE’S PERSONAL PROPERTY FROM THE LICENSED PREMISES AND ORIGINAL LICENSED AREA, AT BALLY’S SOLE COST AND EXPENSE AND WITHOUT ANY LIABILITY RELATING THERETO TO TRIBUNE, (III) COMMENCE THE DEMOLITION OF THE IMPROVEMENTS LOCATED ON THE PROPERTY, AND (IV) COMMENCE CONSTRUCTION ON THE PROPERTY.

TRIBUNE AGREES THAT THE TERMINATION OF TRIBUNE’S LEASEHOLD ESTATE AS OF THE LEASE TERMINATION DATE AND THE GRANTING OF THE SHORT TERM LICENSE FROM THE LEASE TERMINATION DATE THROUGH THE LICENSE EXPIRATION TIME IS A MATERIAL INDUCEMENT FOR BALLY’S ENTERING INTO THIS AGREEMENT AND PAYMENT TO TRIBUNE OF THE PAYMENT. TRIBUNE HEREBY DISCLAIMS AND DISAVOWS ITS LEASEHOLD INTEREST IN AND TO THE PREMISES AS OF THE LEASE TERMINATION DATE AND AGREES NOT TO ASSERT ANY AND ALL CLAIMS TO ANY TENANT’S INTEREST OR LEASEHOLD INTEREST IN AND TO THE PREMISES AFTER THE LEASE TERMINATION DATE.

TRIBUNE SHALL NOT TAKE THE POSITION AND WAIVES ANY RIGHT TO TAKE THE POSITION IN ANY COURT, ARBITRATION OR OTHER PROCEEDING (A) THAT, FROM AND AFTER JULY 6, 2024, IT HAS ANY RIGHTS TO POSSESSION, OCCUPANCY OR PRESENCE IN THE PREMISES OR TO REMAIN IN THE PREMISES, OR (B) THAT, ON OR AFTER JULY 6, 2024, WOULD DISRUPT OR CHALLENGE BALLY’S EXCLUSIVE OCCUPANCY OF THE PREMISES (EXCEPT TO THE EXTENT REQUIRED TO RECOVER ANY OF TRIBUNE’S PROPERTY FROM THE PREMISES AS A RESULT OF BALLY’S WRONGFULLY EXCLUDING TRIBUNE FROM THE PREMISES PRIOR TO THE LICENSE EXPIRATION TIME). MOREOVER, TRIBUNE HEREBY EXPRESSLY DISCLAIMS ANY RIGHT TO SEEK OR PURSUE ANY AND ALL EMERGENCY, DECLARATORY AND/OR INJUNCTIVE RELIEF WITH RESPECT TO ANY ACTIONS TAKEN BY BALLY’S TO EXCLUDE TRIBUNE FROM THE PREMISES AND/OR DENY ACCESS TO THE PREMISES AND/OR THE ORIGINAL LICENSED AREA BY TRIBUNE EMPLOYEES OR PERSONNEL, AT ANY TIME FROM AND AFTER THE LICENSE TERMINATION TIME (EXCEPT TO THE EXTENT REQUIRED TO RECOVER ANY OF TRIBUNE’S PROPERTY FROM THE PREMISES AS A RESULT OF BALLY’S WRONGFULLY EXCLUDING TRIBUNE FROM THE PREMISES PRIOR TO THE LICENSE EXPIRATION TIME).

5.3          Tribune shall be deemed to have vacated and surrendered the Premises and the Original Licensed Area, which shall occur no later than the License Expiration Time (i.e., 11:59 P.M. Central Time on July 5, 2024), upon the date that Tribune sends a letter (the “Vacancy Letter”) to Bally’s Chicago Operating Company, LLC, Attention: General Counsel, 100 Westminster Street, Providence, Rhode Island 02903, stating: “Tribune has vacated the Premises and the Original Licensed Area”, with no other required act or action by Tribune or any other person or entity. Notwithstanding the Notice provision below, the Vacancy Letter must be delivered via electronic mail and is and shall be deemed by all Parties to have been sent at the time the Vacancy Letter is sent by Tribune or any of its counsel or agents by electronic mail to the following email addresses: legal.retail@ballys.com, kbarker@ballys.com, ldorn@ballys.com and gary.feinerman@lw.com. For the avoidance of doubt, upon Tribune sending the Vacancy Letter in the manner prescribed in the immediately preceding sentence, the Lease or the Short Term License, as applicable, shall automatically terminate without any further action required by any Party and Tribune shall have no further obligations or liabilities under the Lease or Short Term License, as applicable, except those that expressly survive the termination of the Lease or the Short Term License pursuant to this Agreement. If Tribune sends the Vacancy Letter prior to the Lease Termination Date, the Short Term License shall not take effect and Tribune shall have no obligations or duties thereunder. Within one (1) business day following receipt by Bally’s of the Vacancy Letter, Bally’s shall provide a copy of the Vacancy Letter to Oak Street.

6.	Relocation and Transition

6.1.          Bally’s agrees, at no cost to Bally’s, to provide commercially reasonable cooperation and assistance to Tribune in (a) obtaining any licenses, permits, or other government or municipal approvals and (b) working with utilities and other service providers, both in fostering and relating to the relocation of any and all property Tribune determines to remove from the Premises to the new location determined by Tribune.

6.2.          Notwithstanding anything to the contrary in the Lease or in any other agreement, Tribune’s sole obligations with respect to vacating and exiting the Premises are set forth entirely in this Agreement. For the avoidance of doubt, upon Tribune vacating and exiting the Premises in accordance with this Agreement, except for any Tribune-retained liabilities set forth in Section 8.1 below, (i) Tribune shall have no obligations or liabilities whatsoever (whether for repairs or alleged damage to any property or to the Premises, to make it broom clean, to restore the Premises to any condition, or otherwise) with respect to the physical condition of the Premises or any component thereof, including, without limitation, any obligations relating to Hazardous Materials, underground storage tanks or contamination, and (ii) Bally’s will accept, and hereby accepts, the Premises in their then-present condition, AS-IS, WHERE IS, with all faults, and without representation, warranty or any obligation from Tribune whatsoever, whether arising under the Lease, express, implied, or otherwise.

6.3.          From and after the Effective Date, Bally’s and its employees, representatives and agents shall have the right to enter the Premises at reasonable times following reasonable prior notice to Tribune for the good faith business purpose to conduct inspections, tests and pre-construction due diligence at the Premises that do not interfere with the operations or business of Tribune (or impede access to and/or from the Premises). Tribune, at its option, shall have the right to have representatives of Tribune present in connection with any such inspections, tests, and/or pre-construction due diligence conducted at the Premises.

6.4.          Each of Bally’s and Tribune will appoint one or more persons to act as its liaison representative(s) for purposes of a meeting on the first Monday of each month at 9:30 a.m. Central Time, during which time the Parties shall meet in good faith to discuss and provide general updates regarding, respectively, (1) Bally’s redevelopment plans and progress and (2) Tribune’s relocation plans and progress. Nothing in this paragraph or anything said (or any information provided) by either Party during the meetings contemplated in this Section 6.4 creates an obligation to provide confidential or privileged information, or otherwise to create or constitute representations on which any other party can rely, or in any way changes, impacts, modifies or amends any term of this Agreement.

6.5           Bally’s hereby agrees to indemnify, defend and save Tribune and any Tribune Releasees (hereinafter defined) harmless from and against all unaffiliated third party claims, actions, judgments, suits, losses, fines, penalties, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, expert fees and court costs, in each case, to the extent arising out of or relating to Bally’s or the Bally’s Parties presence at, access to, or work performed on or about the Property, whether contemplated by this Section 6 or otherwise. Bally’s indemnification obligation under this Section 6.5 shall survive (i) the termination of the Lease, the Short Term License and/or this Agreement and (ii) the expiration of Tribune’s right(s) to occupy the Property. As used herein, “Bally’s Parties” shall refer collectively to Bally’s, Oak Street, or any of their respective affiliates, related entities, employees, agents, representatives, contractors, invitees or guests, each a “Bally’s Party”.

6.6.          Bally’s and the Bally’s Parties acknowledge and agree that they are accessing the Property at their own risk. Bally’s and the Bally’s Parties (as applicable), hereby assume all risk of accidents, personal injury, death and property loss or damage sustained or incurred as a result of Bally’s and the Bally’s Parties presence at, access to, or work performed upon or about the Property, including those caused as a result of negligence on the part of Tribune or the Tribune Releasees. Bally’s hereby waives and releases Tribune and the Tribune Releasees from all claims and losses to the extent resulting or arising directly or indirectly from the activities conducted by the Bally’s Parties and/or the Bally’s Parties’ access of or presence at the Property, including those caused as a result of negligence on the part of Tribune or the Tribune Releasees. The provisions of this Section 6.6 shall survive (i) the termination of the Lease, the Short Term License and/or this Agreement and (ii) the expiration of Tribune’s right(s) to occupy the Property. Notwithstanding anything contained herein to the contrary, in no event shall the waiver and/or releases contained in this Section 6.6 pertain or apply to any claims or losses relating to accidents, personal injury, death, or property loss or damage sustained or incurred arising directly out of the gross negligence or willful misconduct of Tribune or any Tribune Releasees.

6.7.         There is no partnership, joint venture, special relationship, confidential relationship, fiduciary relationship or any relationship of trust between any of the Parties.

7.            Transfer Taxes. If this Agreement or any of the transactions contemplated herein, including, without limitation, the termination of the Lease and/or granting of the Short Term License, result in the imposition or levy of any transfer tax, conveyance tax or similar obligations or liabilities (collectively, “Transfer Tax Liability”), such transfer taxes shall be the sole responsibility of Bally’s, and Tribune shall have no liability therefor. Bally’s agrees to (i) timely complete all filings, (ii) indemnify and hold harmless Tribune from any such Transfer Tax Liability, and (iii) promptly pay same to the applicable taxing authority before delinquency.

8.	Environmental Matters

8.1.          Tribune agrees to indemnify, defend and hold harmless Bally’s and Oak Street, and each of their respective principals, owners, and affiliates from and against any and all liabilities, claims, demands, damages, liens, penalties, costs and expenses of every kind and nature to the extent arising out of or attributable to Tribune’s use or operations at the Premises and/or the Original Licensed Area from and after the Effective Date, including without limitation, use, storage or handling of Hazardous Materials (as such term is defined in the Lease) at the Premises and/or the Original Licensed Areas by Tribune and/or any employees, agents, representative or contractors of or on behalf of Tribune, during the period from and after the Effective Date through the License Expiration Time, including without limitation reasonable attorneys’ fees and expenses, consultant fees, court costs and costs incurred in the investigation, settlement and defense of claims. The provisions of this Section 8.1 shall survive (i) the termination of the Lease, the Short Term License and/or this Agreement and (ii) the expiration of Tribune’s right(s) to occupy the Property.

8.2.          Bally’s agrees to, and does hereby, release Tribune and the Tribune Releasees (hereinafter defined) and covenants not to sue Tribune or the Tribune Releasees with respect to any and all claims that Bally’s may now have or may have in the future against Tribune or the Tribune Releasees of every kind and nature to the extent arising out of or attributable to any Hazardous Materials that are located at, on or under the Premises and/or the Original Licensed Area as of the Effective Date. Bally’s further agrees to accept all obligations and liabilities relating to the presence of any Hazardous Materials at, on or under the Premises and/or Original Licensed Area as of the Effective Date, including, without limitation, any remediation required by any governmental authority at, on or under the Premises and/or Original Licensed Area, and Tribune shall have no liability to Bally’s therefor. The provisions of this Section 8.2 shall survive (i) the termination of the Lease, the Short Term License and/or this Agreement and (ii) the expiration of Tribune’s right(s) to occupy the Property.

8.3.          Bally’s agrees to indemnify, defend and hold harmless Tribune, and its principals, owners, and affiliates from and against any and all liabilities, claims, demands, damages, liens, penalties, costs and expenses of every kind and nature to the extent arising out of or attributable to (i) any Hazardous Materials that are first introduced to the Premises from and after the Effective Date by any action of Bally’s or any third party (other than Tribune and/or any employees, agents, representative or contractors of or on behalf of Tribune), or (ii) any Hazardous Materials that are introduced and/or released during any work performed by or on behalf of Bally’s after the Effective Date, including, without limitation, the removal, decommissioning or demolition of the Improvement or of any of Tribune’s Equipment after the License Expiration Time. The provisions of this Section 8.3 shall survive (i) the termination of the Lease, the Short Term License and/or this Agreement and (ii) the expiration of Tribune’s right(s) to occupy the Property.

8.4.          As used in this Agreement, each of the terms “Hazardous Materials” and “Environmental Law” shall have the meanings ascribed to such terms in Section 20.1 of the Lease.

8.5.          Except as set forth in the Phase I (hereinafter defined), Tribune (i) has no actual knowledge of any Hazardous Materials located in, on or about the Property except as disclosed in the Phase I, (ii) has no actual knowledge regarding any site remediation plan involving the Property except to the extent disclosed in the Phase I, (iii) has not performed any site remediation work at the Property except as disclosed to Bally’s, (iv) has provided to Bally’s true, correct and complete copies of all Material Safety Data Sheets maintained by or on behalf of Tribune for the Premises and Original Licensed Area, and (v) has not received any written notice of any currently outstanding and uncured violations of Environmental Law (as such term is defined in the Lease). As used herein, “Phase I” shall mean that certain Phase I environmental site assessment dated October 11, 2022, prepared by V3 Companies, as V3 Project Number 210734.02BC, with respect to the Property.

9.	Non-Environmental Releases

9.1.          Bally’s and Oak Street, in each and every capacity, and on behalf of each of themselves, each of their predecessors, affiliates, related entities, successors, transferors, and assigns, heirs, trustees, executors, and/or beneficiaries (collectively, the “Bally’s Releasors”), release Tribune and each and all of each of its affiliates, related entities, guarantors (including Tribune Publishing Company, LLC), employees, agents, representatives, officers, directors, shareholders, stockholders, managers, owners, members, partners, partnerships, attorneys, and joint venturers (collectively, the “Tribune Releasees”) from any and all claims, causes of action or allegations of any kind, that any of the Bally’s Releasors have or have ever had against any of the Tribune Releasees, whether contingent or actual, accrued or unaccrued, whether arising in tort, contract or otherwise, known or unknown, asserted or unasserted, including but not limited to any claim arising out of or relating the Fair Market Rent Dispute and/or the Relocation Notice Dispute provided, however, that such release by Oak Street (and its predecessors, affiliates, related entities, successors, transferors, and assigns, heirs, trustees, executors, and/or beneficiaries) shall be limited to claims, causes of action or allegations to the extent arising out of or relating to the Premises, the Original Licensed Area or the Lease. None of the Bally’s Releasors shall bring any suit or action (whether in court, arbitration or otherwise) on or for any of the claims released herein and further agree to not participate, cause another to participate, coerce another to participate or otherwise act in concert with another in participating in any suit or action (whether in court, arbitration or otherwise) on or for any of the claims released herein.

9.2.          Tribune and Guarantor, in each and every capacity, and on behalf of itself, each of its respective predecessors, affiliates, related entities, successors, transferors, and assigns, heirs, trustees, executors, and/or beneficiaries (collectively, the “Tribune Releasors”), release Bally’s and Oak Street and each and all of each of their respective affiliates, related entities, employees, agents, representatives, officers, directors, shareholders, stockholders, managers, owners, members, partners, partnerships, attorneys, and joint venturers (collectively, the “Bally’s Releasees”) from any and all claims, causes of action or allegations of any kind, that any of the Tribune Releasors have or have ever had against any of the Bally’s Releasees, whether contingent or actual, accrued or unaccrued, whether arising in tort, contract or otherwise, known or unknown, asserted or unasserted, including but not limited to any claim arising out of or relating the Fair Market Rent Dispute and/or the Relocation Notice Dispute; provided, however, that such release of Oak Street (and its predecessors, affiliates, related entities, successors, transferors, and assigns, heirs, trustees, executors, and/or beneficiaries) shall be limited to claims, causes of action or allegations to the extent arising out of or relating to the Premises, the Original Licensed Area or the Lease. None of the Tribune Releasors shall bring any suit or action (whether in court, arbitration or otherwise) on or for any of the claims released herein and further agree to not participate, cause another to participate, coerce another to participate or otherwise act in concert with another in participating in any suit or action (whether in court, arbitration or otherwise) on or for any of the claims released herein.

9.3.          For clarity, and notwithstanding anything to the contrary stated herein or otherwise, the releases and covenants not to sue contained in this Section 9 do not extend to (1) any environmental matters (it being agreed that releases and covenants not to sue with respect to any environmental matters are set forth in Section 8 above), (2) any Party’s rights or obligations under this Agreement, (3) any Party’s right to enforce the provisions of this Agreement, including, without limitation, Section 8 of this Agreement, (4) duties, obligations, rights, or interests in the Lease, as modified, agreed and/or amended in this Agreement for time periods from and after the Effective Date, (5) duties, obligations, rights, or interests in the Short Term License as agreed herein, (6) claims for indemnity by Bally’s against Tribune under Section 18 of the Lease for claims brought by unaffiliated and unrelated third parties, or (7) any claims of Tribune against Bally's relating to unaffiliated third party claims.

9.4.          Except as to any amounts billed by Mr. Marling as appraiser (directly or through his firm, Capright), which Bally’s and Tribune shall split evenly, each Party is responsible for paying all of its own attorneys’ fees, costs and expenses up to and through the Effective Date.

10.          Notices. Every notice or other communication to be given by either Party to the other with respect hereto, shall be in writing (whether or not stated elsewhere in this Agreement) and shall be sent by: (a) messenger or other hand delivery; (b) served personally or by reputable overnight courier service (e.g. Federal Express); (c) certified mail, return receipt requested, postage prepaid and posted in a United States Postal Service station or letter box in the continental United States; or (d) email to the addresses set forth below:

If to Tribune:	Chicago Tribune Company, LLC
c/o Media News Group, Inc.
75 E. Santa Clara Street, Suite 1100
San Jose, CA 95113
Attn: Marshall W. Anstandig, General Counsel
E-Mail: manstandig@medianewsgroup.com and attorney@medianewsgroup.com

If to Bally’s:	Bally’s Chicago Operating Company, LLC
c/o Bally’s Corporation
100 Westminster Street
Providence, RI 02903
Attn: Chief Legal Officer
Email: legal.retail@ballys.com and kbarker@ballys.com

And to:	Bally’s Chicago Operating Company, LLC
c/o Bally’s Corporation
100 Westminster Street
Providence, RI 02903
Attn: Lou Dorn
Email: ldorn@ballys.com

With a copy to:	Latham & Watkins LLP
330 N. Wabash Street, Suite 2800
Chicago, IL 60611
Attn: Gary Feinerman
Email: gary.feinerman@lw.com

Notwithstanding anything in this Section 10 to the contrary, any Vacancy Letter must, at a minimum and in order to be considered timely and effectively provided, be sent by Tribune to Bally’s via electronic mail in accordance with the terms of Section 5.3 herein.

11.	Additional Provisions

11.1.        This Agreement, including the Exhibits attached hereto and made a part hereof, along with the Lease (as modified and/or amended herein) and the License, sets forth the entire agreement between the parties with respect to the matters set forth herein. The Parties agree there have been no additional representations or agreements whether oral or written. To the extent there are any inconsistencies or conflicts between any one or more terms of this Agreement and any one or more terms of the Lease, this Agreement shall control for all purposes and in all respects, to the exclusion of the Lease.

11.2.        The Parties agree that no representations, oral or otherwise, have been made by either Party other than stated herein and each Party affirms that it has not relied on any statement by or on behalf of any other Party other than the statements expressly contained in this Agreement.

11.3.        This Agreement, including its terms and all negotiations, is strictly confidential, except as necessary to comply with any legal, regulatory or contractual requirement, including any filings the Parties deem necessary under state or federal securities law, or in communications with any lenders, investors, legal advisors, tax advisors and/or employees. Other than those permitted disclosures, no Party may disclose anything about this Agreement unless the other party agrees in writing with the disclosure.

11.4.        Each of the Parties hereby represents and warrants to the other Parties that this Agreement has been duly executed and delivered by it, with all requisite authority, power, and approvals, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof. Each individual signing this Agreement on behalf of an entity represents that he or she is authorized to do so.

11.5.        Each of the Parties hereby represents and warrants to the other Parties that it has not assigned or sold any of its rights, title or interest (and no person or entity other than it has any right, title or interest) in or to the causes of action and claims asserted by it or that could have been asserted by it and/or are being compromised, settled, released or resolved by this Agreement.

11.6.        Each of the Parties specifically represents and warrants to the other Parties that it has entered into this Agreement of its own free will and accord after consultation with experienced and knowledgeable counsel of its own choosing and that it does hereby swear and affirm under oath that it has not been induced to enter into this Agreement by any act, omission, statement or representation of any kind or character other than a matter specifically stated in writing in this Agreement. Each Party has read this Agreement and understands its terms and conditions. This Agreement has been negotiated at arms-length between persons knowledgeable in the matters dealt with herein and in any rights each may have.

11.7.        This Agreement may be executed in multiple counterparts, each of which, if fully executed, may be admitted in evidence as a duplicate original. Any counterpart signature page may be attached to one or more counterparts of this Agreement with such facsimile signature having the same force and effect as original signatures.

11.8.        The Parties jointly drafted this Agreement. Any rule of law or any other statute or legal decision or common law principle that would require interpretation of any term or alleged ambiguity in this Agreement against the person or entity who drafted this Agreement is of no application and hereby expressly is waived and disclaimed and may not be utilized or relied upon by any of the Parties.

11.9.        Each Party represents that it has not retained any broker with regard to this Agreement or promised or agreed to pay any fee or commission to any broker regarding this Agreement. Any Party that is found to have misrepresented the preceding sentence shall indemnify and hold harmless each other Party against damage resulting to such other Party from such misrepresentation.

11.10.      In any action or proceeding in which a Party brings an action regarding an alleged breach of this Agreement, or that in any other way arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, all of its reasonable and necessary attorneys’ fees and expenses actually incurred in such action or proceeding.

11.11.      EACH OF TRIBUNE AND BALLY’S, SO FAR AS PERMITTED BY LAW, WAIVES AND WILL WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE BALLY’S AND TRIBUNE, AND TRIBUNE’S USE OF OR OCCUPANCY OF THE PREMISES AND/OR ORIGINAL LICENSED AREA (INDIVIDUALLY AND COLLECTIVELY, “FUTURE LITIGATION”). ANY SUCH FUTURE LITIGATION SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN COOK COUNTY, ILLINOIS.

11.12.      This Agreement shall be construed and interpreted in accordance with the internal laws of the state of Illinois, without regard to conflict of laws principles.

AGREED to and Executed with Authority on and as of the Effective Date:

BALLY’S:

BALLY’S CHICAGO OPERATING COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Ameet Patel
	Name:	Ameet Patel
	Title:	President

TRIBUNE:

CHICAGO TRIBUNE COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Marshall W Anstandig
	Name:	Marshall W Anstandig
	Title:	Senior VP/General Counsel

GUARANTOR:

TRIBUNE PUBLISHING COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Marshall W Anstandig
	Name:	Marshall W Anstandig
	Title:	Senior VP/General Counsel

[Signature Page to Lease Modification and Short Term License Agreement]

AGREEMENT AND ACKNOWLEDGMENT:

The undersigned hereby consents to the terms of this Agreement and agrees to be bound by the terms and provisions hereof. Moreover, the undersigned hereby expressly acknowledges it is not the Landlord under the Lease, and is not the Licensor under the Short Term License, and has no rights thereto or thereunder. The undersigned expressly acknowledges that Bally’s is the Landlord under the Lease and the Licensor under the Short Term License. To the extent that the undersigned, for any reason or under any basis, is found, determined or adjudged to not have assigned all rights, obligations and interests under the Lease, including all rights, interests and obligations as “Landlord” under the Lease, to Bally’s, it will, promptly upon written notice thereof from Bally’s or Tribune to the undersigned, take all steps to cause and effect such complete assignment of all such rights, interests, and obligations to Bally’s, including through the execution of reasonable documents presented to it by Bally’s and/or Tribune.

Moreover, the undersigned hereby agrees to the releases set forth in Section 8.1 and Section 9.1 of the attached Agreement.

For the avoidance of doubt, and notwithstanding the foregoing or anything herein to the contrary, (i) the undersigned shall not be responsible for the payment of any portion of the Payment, it being understood that Tribune’s recourse therefor shall be solely to Bally’s, the Payment Deposit, the Second Installment Letter of Credit and the Third Installment Letter of Credit, and (ii) nothing herein shall be, as between Bally’s and Oak Street, deemed to limit the rights and obligations of the undersigned and Bally’s under the Ground Lease, including, without limitation, the obligation of Bally’s pursuant to Section 22.8 of the Ground Lease to indemnify the undersigned in connection with the Lease and this Agreement.

[Signature page follows]

OAK STREET:

BACHIL001 LLC,
a Delaware limited liability company

By:	/s/ Andrew J. Morris
	Name:	Andrew J. Morris
	Title:	Principal

[Signature Page to Lease Modification and Short Term License Agreement]

EXHIBIT A

DESCRIPTION/DEPICTION OF LAND/PROPERTY/PREMISES/LICENSED AREA

EXHIBIT B-1

Form of Second Installment Letter of Credit

EXHIBIT B-2

Form of Third Installment Letter of Credit